SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

November 20, 2007 (November 16, 2007)

ALLTEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4996	34-0868285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Allied Drive

Little Rock, Arkansas 72202

(Address of principal executive offices)

(501) 905-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On November 16, 2007, Alltel Corporation, a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Atlantis Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a subsidiary of Atlantis Holdings LLC, a Delaware limited liability company (“Parent”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of May 20, 2007 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. As a result of the Merger, the Company is now controlled by Parent, which is controlled by investment funds affiliated with TPG Capital, L.P. and GS Capital Partners (the “Sponsors”).

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

1. Senior Secured Credit Agreement and Pledge and Security Agreement

Overview

On November 16, 2007, in connection with the Merger, the Company entered into a credit agreement, and related security and other agreements, with Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Goldman Sachs Credit Partners, L.P. (“GSCP”), Citigroup Global Markets Inc. (“CGMI”), Barclays Bank PLC, The Royal Bank of Scotland plc and RBS Securities Corporation, as joint bookrunners, Goldman Sachs Credit Partners, L.P., as syndication agent, and Barclays Bank PLC and The Royal Bank of Scotland plc, as co-documentation agents, that provides senior secured financing of $15.5 billion (which may be increased by up to $750.0 million in certain circumstances), consisting of:

(1) $14.0 billion in term loan facility maturing on May 15, 2015, consisting of three tranches;

(2) up to $750.0 million in delayed-draw term loan facility maturing on May 15, 2015 for amounts paid, or committed to be paid, to purchase or otherwise acquire licenses and rights granted in the 700 MHz auction to be conducted by the Federal Communications Commission (including expenses incurred, or reasonably expected to be incurred, in connection therewith). Such delayed-draw term loan facility will be available to ACI until the earliest of (w) November 14, 2008, (x) an earlier date specified by the Sponsors in writing to the Administrative Agent, (y) the date immediately after the date on which ALLTEL Communications, Inc., a wholly-owned subsidiary of the Company (“ACI”), has made its fifth draw under such delayed-draw term loan facility and (z) the date on which the commitments under such delayed-draw term loan facility have been reduced to zero; and

(3) a $1.5 billion revolving credit facility available in dollars maturing on November 15, 2013.

ACI is the borrower under the senior secured credit facilities. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to, at ACI’s option, either (a) Eurocurrency rate for deposits in U.S. dollars plus an applicable margin or (b) the higher of (1) the prime rate of Citibank, N.A. and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. The initial applicable margin for borrowings is 1.75% with respect to base rate borrowings and 2.75% with respect to Eurocurrency rate borrowings under the revolving credit facility, the term loan facility and the delayed-draw term loan facility. The applicable margins may be reduced subject to the Company on a consolidated basis attaining certain leverage ratios.

In addition to paying interest on outstanding principal under the senior secured credit facilities, ACI is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The commitment fee rate is 1.00% per annum if the outstanding amount of utilized commitments is below 25%. Such fee rate decreases as the aggregate amount of outstanding utilized commitments increases. ACI is also required to pay letter of credit fees equal to 2.75% per annum less customary fronting fee in respect of the applicable outstanding letter of credit.

Prepayments

The senior secured credit facilities require ACI to prepay outstanding term loans, with:

•

50% (which percentage will be reduced to 25% if the Company’s consolidated senior secured leverage ratio is 4.00x or less but greater than 3.50x and to 0% if the Company’s consolidated senior secured leverage ratio is 3.50x or less) of the Company’s annual excess cash flow;

•	100% (which percentage will be reduced to 50% if the Company’s consolidated senior secured leverage ratio is

4.00x or less but greater than 3.50x and to 0% if the Company’s consolidated senior secured leverage ratio is 3.50x or less) of the net cash proceeds of all nonordinary-course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and provided that, so long as the aggregate amount of nonordinary-course asset sales or other disposition of property does not exceed 10.0% of the Company’s consolidated total assets, ACI may reinvest or commit to reinvest those proceeds in assets to be used in its business, or commit to make certain other permitted investments, within 15 months, as long as such reinvestment is completed within 180 days after the date on which a binding commitment has been entered into; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the senior secured credit facilities and subject to certain other exceptions.

The foregoing mandatory prepayments will be applied among the term loan facilities in a manner determined at the discretion of ACI and specified to the Administrative Agent. Certain prepayment premium may be applicable if any tranche B-3 of the term loan facilities is prepaid before the third anniversary of the closing of the senior secured credit facilities.

ACI may voluntarily repay outstanding loans under the senior secured credit facilities at any time, subject to certain prepayment premium that may be applicable to tranche B-2 and tranche B-3 of the term loan facilities under certain circumstances and customary “breakage” costs with respect to Eurocurrency rate loans.

Amortization

ACI is required to repay the loans under the term loan facilities in equal quarterly installments in aggregate annual amounts equal to 1 percent of the original principal amount of the term loan facilities, with the balance payable on May 15, 2015.

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, on November 15, 2013.

Guarantees and Security

All obligations under the senior secured credit facilities and under any interest rate protection or other hedging and cash management arrangements entered into with a lender or any of its affiliates are unconditionally guaranteed jointly and severally by the Company and each of its existing and subsequently acquired or organized direct and indirect, wholly-owned domestic subsidiaries (other than ACI, Alltel Finance and certain other subsidiaries). Each such guaranteeing subsidiary is referred to below as a “Guarantor.”

The obligations of ACI, Alltel Finance and the Guarantors under the senior secured credit facilities and the guarantees, and under any interest rate protection or other hedging and cash management arrangements entered into with a lender or any of its affiliates, are secured, subject to permitted liens and other exceptions, by:

(1) a first priority lien on the capital stock owned by the Company or by any Guarantor in each of their respective first tier subsidiaries (limited, in the case of foreign subsidiaries, to 65 percent of the voting stock of such subsidiaries);

(2) a first priority lien on substantially all present and future assets of Alltel Communications, Inc. and Alltel Finance and each Guarantor (subject to certain exceptions).

Certain Covenants and Events of Default

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of ACI and restricted subsidiaries of the Company to:

•	create liens;

•	make investments, loans or advances;

•	incur additional indebtedness;

•	engage in mergers or consolidations;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase its own capital stock;

•	engage in certain transactions with affiliates;

•

enter into burdensome agreements to limit the ability of any restricted subsidiary that is not a guarantor to make dividends or other distributions to the Company, ACI or other guarantors or the ability of any loan party to create liens on its property for the benefit of the lenders of the senior secured credit facilities;

•

prepay certain indebtedness, subject to exceptions for repayments of certain existing retained indebtedness maturing prior to the senior secured credit facilities, or to amend material agreements governing subordinated indebtedness; and

•	use proceeds of the senior secured credit facilities for purposes other than those agreed in the credit agreement governing such senior secured credit facilities.

In addition, the senior secured credit facilities require the Company to maintain a maximum consolidated senior secured leverage ratio not exceeding certain agreed levels starting from June 30, 2008 and restrict the operations and business of the Company and its directly-owned restricted subsidiaries. The senior secured credit facilities also contain certain customary affirmative covenants and events of default, including without limitation, nonpayment of principal, interest or other amounts, violation of covenants, incorrectness of representations and warranties in any material respect, cross default and cross acceleration to material indebtedness, bankruptcy, judgments, events under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, failure of any guaranty or security document supporting the senior secured credit facilities to be in full force or effect, and upon a change of control as defined in the applicable document governing the senior secured credit facilities, the senior notes due 2015 (the “Senior Notes”) or the senior unsecured interim facilities, the occurrence of which would allow the lenders of the senior secured credit facilities to accelerate all outstanding loans and terminate their commitments. These events of default may allow for certain grace period, materiality limitations and equity cure.

The foregoing summaries of the Senior Secured Credit Agreement and Pledge and Security Agreement are not complete and are qualified in their entirety by reference to the Senior Secured Credit Agreement and the Pledge and Security Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Certain Relationships

The lenders and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders acted as lenders and/or agents under, and as consideration therefore received customary fees and expenses in connection with, the senior secured credit facilities. In connection with the Merger, each of the joint bookrunners provided financial advisory services to, and received financial advisory fees from, the Sponsors and their affiliates. Affiliates of the joint bookrunners acted as initial purchasers of the notes issued under the Indenture described below and participated in other financing aspects relating to the Merger (including, in the case of CGMI and GSCP, as dealer managers for the tender offers for certain indebtedness of ACI and ALLTEL Ohio Limited Partnership in connection with the Merger). In addition affiliates of the lenders own membership interests of Parent, the Company’s parent company. Those affiliates may assign all or a portion of their interests to other affiliates of the lenders.

2. Senior Unsecured Interim Loan Agreement

On November 16, 2007, in connection with the Merger and the payment of part of the Merger consideration, ACI entered into $7.7 billion senior unsecured interim loan facilities with Citibank, N.A. as administrative agent, consisting of a:

(a)	$5.2 billion senior unsecured cash pay interim loan facility with an initial term of one year; and

(b)	$2.5 billion senior unsecured PIK toggle interim loan facility with an initial term of one year.

If any borrowings under the senior unsecured interim loan facilities remain outstanding after the first anniversary (the “Initial Maturity Date”) of the closing of the senior unsecured interim loan facilities, the lenders in respect of the senior unsecured cash pay interim facilities and the lenders in respect of the senior unsecured PIK toggle interim facilities will each have the option at any time and from time to time to exchange such senior unsecured cash pay interim loan facilities for senior unsecured cash pay notes (the “Senior Unsecured Cash Pay Exchange Notes”) or such senior unsecured interim PIK toggle facilities for senior unsecured PIK toggle notes (the “Senior Unsecured PIK Toggle Exchange Notes”), respectively, which ACI and Alltel Finance, as Co-Borrowers (in such capacity, the “Co-Borrowers”), will issue under a senior indenture (the “Indenture”). On the Initial Maturity Date, the maturity date of any senior unsecured cash pay interim facilities that have not been repaid will automatically be extended to the eighth anniversary of the closing of the senior unsecured interim facilities (the “Cash Pay Final Maturity Date”), and the maturity date of any senior unsecured PIK toggle interim facilities that have not been repaid will automatically be extended to the tenth anniversary of the closing of the senior unsecured interim facilities. The Senior Unsecured Cash Pay Exchange Notes mature contemporaneously with the maturity date of the Senior Notes and the Senior Unsecured PIK Toggle Exchange Notes mature contemporaneously with the maturity date of any senior toggle notes issued under the senior indenture (i.e., on or about the tenth anniversary of the closing date). Holders of the senior unsecured exchange notes will have registration rights.

Interest Rate

Subject to specific caps, borrowings under the senior unsecured interim loan facilities for the first six-month period from the closing of the senior unsecured interim loan facilities bear interest at a rate equal to (i) in the case of any senior unsecured cash pay loans, LIBOR plus 350 basis points and (ii) in the case of any senior unsecured PIK toggle loans, LIBOR plus 387.5 basis points. Interest for the three-month period commencing at the end of the initial six-month period, subject to specified caps, shall be payable at prevailing LIBOR for the interest period plus (A) the initial margin plus (B) 50 basis points. Thereafter, subject to specified caps, interest will be increased by an additional 50 basis points at the beginning of each three-month period subsequent to the initial nine-month period, for so long as the senior interim loans are outstanding. If issued, the interest rate on the senior unsecured exchange notes will be the same as the interest rate borne by the senior interim loans; provided, that if any senior unsecured exchange notes are transferred by the lender to a third-party purchaser, the interest rate on those notes will be fixed at LIBOR plus the applicable margin in effect on the transfer date.

Prepayments and Redemptions

Until the initial maturity date, the Co-Borrowers are also required to prepay outstanding senior interim loans with the net proceeds of refinancing debt, including from the offering of Senior Notes and any senior toggle notes issued under the Indenture after the date hereof. The Co-Borrowers are required to make an offer to repay loans under the senior unsecured interim facilities and, following the initial maturity date, repurchase senior unsecured exchange notes with net proceeds from specified asset sales. In addition, after any payments required to repay the senior unsecured interim facilities, the Co-Borrowers are required to repay loans and, if issued, to repurchase the senior exchange notes upon the occurrence of a change of control. The Co-Borrowers may voluntarily repay outstanding senior interim loans, in whole or in part, at their option at any time upon three business-days’ prior notice, at par plus accrued and unpaid interest and subject to, in the case of senior interim loans based on LIBOR, customary “breakage” costs with respect to such LIBOR loans. The Co-Borrowers may optionally redeem the senior unsecured exchange notes other than fixed-rate exchange notes, if issued, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date, provided that they also optionally prepay any outstanding senior interim loans on a pro rata basis.

If any senior unsecured exchange note is sold by a lender to a third-party purchaser, and the interest rate on such senior unsecured exchange note becomes fixed, such senior unsecured exchange note will be non-callable prior to December 1, 2011, in the case of the senior unsecured cash pay exchange notes and, if issued, prior to December 1, 2012, in the case of the senior unsecured PIK toggle exchange notes. Such senior unsecured exchange notes will also be subject to equity clawback and make-whole provisions consistent with those applicable to Senior Cash Pay Notes, in the case of senior unsecured cash pay exchange notes, and those applicable to Senior Toggle Notes in the case of senior unsecured PIK toggle exchange notes, and will be callable thereafter at a specified premium. In the case of any senior unsecured cash pay exchange note, the premium will decline ratably on each yearly anniversary of December 1, 2011 to zero on December 1, 2013 and thereafter. In the case of any senior unsecured PIK toggle exchange note, the premium will decline ratably on each yearly anniversary of December 1, 2012 to zero on December 1, 2015 and thereafter.

Guarantee

All obligations under the senior unsecured interim loan facilities are and, if the senior exchange notes are issued, the Indenture will be, jointly and severally guaranteed on a senior basis by the Company and each of its direct or indirect wholly-owned domestic subsidiaries that guarantees obligations under the senior secured credit facilities.

Certain Covenants and Events of Default

The senior unsecured interim loan facilities and the Indenture contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company, the Co-Borrowers and their respective restricted subsidiaries’ ability to, among other things:

•	pay dividends and distributions or repurchase their capital stock;

•	make certain investments, loans or advances;

•	prepay certain indebtedness;

•	incur additional indebtedness;

•	create liens;

•	engage in mergers or consolidations;

•	sell or transfer assets and subsidiary stock;

•	enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances; and

•	engage in certain transactions with affiliates.

The senior unsecured interim facilities and the Indenture also contain certain customary affirmative covenants and certain customary events of default, including, without limitation, a failure to pay principal, interest or other amounts, violation of covenants, including the obligation to issue senior exchange notes, cross-acceleration, the entry of a material judgment against the Company, the Co-Borrowers or a restricted subsidiary, bankruptcy or insolvency events or the invalidity of a guarantee. These events of default may allow for certain grace periods and materiality limitations.

See also “Certain Relationships” under “1. Senior Secured Credit Agreement” above.

The foregoing summary of the Senior Unsecured Interim Loan Agreement is not complete and is qualified in its entirety by reference to the Senior Unsecured Interim Loan Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

3. Sponsors Management Agreement

On November 16, 2007, the Company and Parent entered into a management agreement (the “Management Agreement”) with affiliates of each of TPG Media V-AIV 1, L.P. and GS Capital Partners VI Parallel, L.P., pursuant to which such entities or their affiliates will provide management, consulting, financial and other advisory services to the Company and its subsidiaries. Pursuant to the Management Agreement, affiliates of certain of the Sponsors will receive an aggregate annual management fee equal to one percent of the Company’s Adjusted EBITDA, as defined in ACI’s senior secured credit facilities, and reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with the Merger prior to the closing date and in connection with the provision of services pursuant to the Management Agreement. In addition, pursuant to the Management Agreement, affiliates of the Sponsors also received transaction and M&A fees in an aggregate amount of $270.0 million in connection with services provided by such entities related to the Merger. Finally, the Management Agreement also provides that affiliates of the Sponsors will be entitled to receive a fee in connection with certain financing, acquisition, disposition and change of control transactions based on a percentage of the gross transaction value of any such transaction as well as, under certain circumstances, a termination fee based on the net present value of future payment obligations under the Management Agreement. The Management Agreement includes customary exculpation and indemnification provisions in favor of the Sponsors and their affiliates.

4. Stockholders’ Agreements

On November 16, 2007, the Company, Parent, TPG Media V-AIV 1, L.P., GS Capital Partners VI Parallel, L.P. and certain affiliates of the Sponsors entered into stockholders’ agreements (the “Stockholders’ Agreements”). The Stockholders’ Agreements contain agreements among the parties with respect to the election of the directors of Parent, the Company and its subsidiaries, restrictions on the issuance or transfer of shares, including tag-along and drag-along rights, other special corporate governance provisions (including the right to approve various corporate actions) and registration rights (including customary indemnification and contribution provisions). The management participants who currently hold equity interests (including through the exercise of options) in the Company and other individual investors in the Company are also party to one or more Stockholders’ Agreements.

5. Registration Rights Agreement

On November 16, 2007, TPG Media V-AIV 1, L.P., GS Capital Partners VI Parallel, L.P. and certain affiliates of the Sponsors entered into a registration rights agreement with the Company and Parent (the “Registration Rights Agreement”). The Registration Rights Agreement provides for registration rights with respect to the equity securities of Parent and the Company in the event of a future registered public offering of such equity securities under the Securities Act of 1993 that meets specified criteria.

6. Employment Arrangements

In connection with the Merger, the Company entered into Employment Agreements (each an “Employment Agreement”) with eight of its executives (each an “Executive”). Pursuant to the Employment Agreements, each of the Executives will continue to act in the position they have held during the six months preceding the closing date of the Merger for a three-year employment term renewable annually unless terminated by either party in accordance with the Employment Agreement. Each Executive will be entitled to the same annual base salary as that in effect during the six months preceding the closing date of the Merger, together with annual increases. The Executives will also be eligible to participate in the Alltel Performance Incentive Bonus Plan that will entitle each Executive to a bonus based on achievement of performance targets in a given year and, in addition, will participate in the Alltel Annual Special Bonus Plan, which permits the Executives to share in certain payments by the Company under the Management Agreement. The Employment Agreements also contain non-compete and confidentiality covenants. The non-compete period is two years.

The Company also established the Alltel 2007 Option Plan (the “Option Plan”) for the Company’s management and key employees. The plan provides for the award of stock options with respect to up to 6.5% of the Company’s stock on a fully diluted basis. The equity awards granted under this incentive compensation plan will vest partially based on continued employment and partially through the attainment of performance-based goals.

If, after November 16, 2010, an Executive is terminated by the Company without “cause” or if any of the Executives terminates his or her employment for “good reason,” each as defined in the relevant Employment Agreement, the Executive will be entitled to a lump-sum payment representing his or her base salary for the remainder of the employment term (or one year if greater) and a pro-rata portion of any bonuses he or she has earned. The Employment Agreements and Option Plan also include provisions triggered by a qualifying change in control, including accelerated vesting of options in certain circumstances.

In connection with their continued employment, certain members of management were also offered the opportunity to reinvest in the Company the value of some of their former shares of the Company’s common stock and certain other payments to which they were entitled as a result of the Merger and exchange their former stock options into new stock options, instead of receiving a cash payment for any such shares, payments or options. In the aggregate, approximately $120 million was invested, through a combination of such exchanges and cash investments, in continued ownership of the Company’s equity and vested equity options. In certain circumstances, the Company will have the right to purchase shares back from certain members of management at no more than fair market value and, in certain circumstances, Mr. Scott Ford will have the right to sell a portion of his shares and vested equity options to the Company at fair market value.

The Company will distribute to participants a portion of vested benefits under the Alltel Supplemental Executive Retirement Plan on January 2, 2008 and the remainder upon the participant’s termination of employment.

7. Supplemental Indentures

On October 29, 2007, the Company, as guarantor, entered into the First Supplemental Indenture with its wholly-owned subsidiary, ALLTEL Ohio Limited Partnership, as issuer and U.S. Bank National Association, as trustee (the “First Supplemental Indenture”), amending the indenture, dated as of August 21, 2000 among ALLTEL Ohio, the

Company, as guarantor, and First Union National Bank, as trustee (the “ALLTEL Ohio Indenture”). The First Supplemental Indenture, which became operative on November 16, 2007, implements the proposed amendments to the ALLTEL Ohio Indenture governing ALLTEL Ohio’s 8.00% Notes due 2010 (the “8.00% Notes”), which eliminate or make less restrictive certain restrictive covenants and conditions to defeasance and related provisions in the ALLTEL Ohio Indenture.

On October 29, 2007, the Company entered into the Third Supplemental Indenture with its wholly-owned subsidiary, ACI, as issuer and the Bank of New York Trust Company, N.A., as trustee (the “Third Supplemental Indenture”), amending the indenture, dated as of March 1, 1997 between 360 Communications Company, as issuer, and Citibank, N.A., as trustee, as amended by the First Supplemental Indenture dated as of February 1, 1999 among 360 Communications Company, the Company and Citibank, N.A., as trustee, and the Second Supplemental Indenture dated as of March 24, 2005 among ACI, the Company and Citibank, N.A., as trustee (as amended, the “ACI Indenture”). The Third Supplemental Indenture, which became operative on November 16, 2007, implements the proposed amendments to the ACI Indenture governing ACI’s 6.65% Senior Notes due 2008 (the “6.65% Notes”) and 7.60% Senior Notes due 2009 (the “7.60% Notes”), which eliminate or make less restrictive certain restrictive covenants and conditions to defeasance, as well as certain events of default with respect to the 6.65% Notes and the 7.60% Notes, and related provisions in the ACI Indenture. A copy of the Third Supplemental Indenture is filed herewith as Exhibit 10.4, which exhibit is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Termination of Equity Incentive Plans

On November 16, 2007, the Company’s equity incentive plans, including the 2003 Long-Term Incentive Plan, the 2001 Stock Incentive Plan for Non-Officers, the 1990 Stock Incentive Plan and the Alltel Supplemental Executive Retirement Plan, were terminated.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule Or Standard; Transfer Of Listing.

On November 16, 2007, pursuant to the terms of the Merger Agreement, Parent completed the acquisition of the Company through the Merger of Merger Sub with and into the Company. As a result of the Merger, all of the issued and outstanding capital stock of the Company is currently owned directly, or indirectly through Parent, by entities controlled by the Sponsors.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) that, effective as of November 16, 2007, all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Common Shares”) traded on the NYSE under the symbol “AT” would be cancelled and converted into the right to receive $71.50 per Common Share, in cash without interest, and that all of the Company’s outstanding shares of $2.06 No Par Cumulative Convertible Preferred Stock, Series C (the “Series C Preferred Shares”) listed on the NYSE under the symbol “ATPR” would be cancelled and converted into the right to receive $523.22, in cash without interest. Accordingly, the Company requested that the Company’s Common Shares and Series C Preferred Shares be delisted and cease to trade at the close of business on November 16, 2007 and that the NYSE submit to the SEC Form 25s after the close of business on November 16, 2007 to report that the Alltel Common Shares and the Series C Preferred Shares are no longer listed on the NYSE.

The NYSE filed the Form 25s with the SEC on November 20, 2007.

Item 3.03.	Material Modification to Rights of Security Holders.

In the Merger, all Common Shares, Series C Preferred Shares and all of the Company’s outstanding shares of $2.25 No Par Cumulative Convertible Preferred Stock, Series D (other than any such shares held by any wholly owned subsidiary of the Company, shares owned by Parent or Merger Sub or held by the Company or shares owned by stockholders who perfected their appraisal rights under Delaware law) were cancelled and converted into the right to receive $71.50, $523.22 and $481.37 per share, respectively, in cash, without interest and less any required withholding taxes.

In addition, the information set forth in Item 1.01 under “Supplemental Indentures” is incorporated by reference herein as such information relates to the 8.00% Notes, the 6.65% Notes and the 7.60% Notes.

Section 5 – Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant.

On November 16, 2007, pursuant to the terms of the Merger Agreement, the Sponsors consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company. As a result of the Merger, Parent became the controlling stockholder of the Company. Parent is owned by entities affiliated with the Sponsors. The aggregate purchase price paid for all of the equity securities of the Company was approximately $25 billion, which purchase price was funded by equity financing from Parent and certain members of management and by the new credit facilities described in Item 1.01 above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of John R. Belk, Peter A. Bridgman, William H. Crown, Joe Ford, Lawrence L. Gellerstedt, III, Emon A. Mahony, Jr., John P. McConnell, Josie C. Natori, John W. Stanton, Warren Stephens and Ronald Townsend were removed from the board of directors of the Company on November 16, 2007.

Following such removals, James Coulter, Gene Frantz, John Marren, Joseph Gleberman, Leo Mullin and Peter Perrone were elected to the Company’s board of directors. Scott T. Ford remains a director of the Company.

As a result of their respective positions with the Sponsors, one or more of the directors may be deemed to have an indirect material interest in the Management Agreement, which was entered into by the Company on November 16, 2007, and the information set forth in Section 3 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference to this Item 5.02.

The information set forth in Section 6 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on November 16, 2007, the Company’s certificate of incorporation was restated, effective as of November 16, 2007, as set forth on Exhibit 3.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Following consummation of the Merger, effective November 16, 2007, Parent, acting as the majority stockholder of Alltel, approved the amendment and restatement of the Company’s bylaws as set forth on Exhibit 3.2 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Alltel Corporation

3.2	Amended and Restated Bylaws of Alltel Corporation

10.1	Credit Agreement, dated as of November 16, 2007, among Alltel Communications, Inc., as Borrower, Alltel Corporation, as the Company, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Goldman Sachs Credit Partners L.P., as Syndication Agent, Barclays Bank PLC and the Royal Bank of Scotland PLC, as Co-Documentation Agents, Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as Joint Lead Arrangers, Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P., Barclays Capital and RBS Securities Corporation, as Joint Bookrunners

10.2	Pledge and Security Agreement, dated as of November 16, 2007, among Alltel Communications, Inc., as the Borrower, Certain Subsidiaries of Alltel Corporation and Alltel Communications, Inc. and Citibank, N.A., as Administrative Agent

10.3	Senior Interim Loan Credit Agreement, dated as of November 16, 2007, among Alltel Communications, Inc., as Borrower, Alltel Corporation, as the Company, Citibank, N.A., as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, Barclays Bank PLC and the Royal Bank of Scotland PLC, as Co-Documentation Agents, Citigroup Global Markets Inc. and Goldman Sachs Credit Partners L.P., as Joint Lead Arrangers, Citigroup Global Markets Inc, Goldman Sachs Credit Partners L.P., Barclays Capital and RBS Securities Corporation, as Joint Bookrunners

10.4	Third Supplemental Indenture, dated October 29, 2007, among Alltel Communications, Inc., Alltel Corporation and the Bank of New York Trust Company, N.A. to the Indenture, dated as of March 1, 1997 between 360 Communications Company and Citibank, N.A., as Trustee, as amended by the First Supplemental Indenture dated as of February 1, 1999 among 360 Communications Company, Alltel Corporation and Citibank, N.A., as Trustee and the Second Supplemental Indenture dated as of March 24, 2005 among Alltel Communications, Inc., Alltel Corporation and Citibank, N.A., as Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

Date: November 20, 2007	By:	/s/ Richard Massey
	Name:	Richard N. Massey
	Title:	General Counsel

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Alltel Corporation

3.2	Amended and Restated Bylaws of Alltel Corporation

10.1	Credit Agreement, dated as of November 16, 2007, among Alltel Communications, Inc., as Borrower, Alltel Corporation, as the Company, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Goldman Sachs Credit Partners L.P., as Syndication Agent, Barclays Bank PLC and the Royal Bank of Scotland PLC, as Co-Documentation Agents, Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as Joint Lead Arrangers, Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P., Barclays Capital and RBS Securities Corporation, as Joint Bookrunners

10.2	Pledge and Security Agreement, dated as of November 16, 2007, among Alltel Communications, Inc., as the Borrower, Certain Subsidiaries of Alltel Corporation and Alltel Communications, Inc. and Citibank, N.A., as Administrative Agent

10.3	Senior Interim Loan Credit Agreement, dated as of November 16, 2007, among Alltel Communications, Inc., as Borrower, Alltel Corporation, as the Company, Citibank, N.A., as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, Barclays Bank PLC and the Royal Bank of Scotland PLC, as Co-Documentation Agents, Citigroup Global Markets Inc. and Goldman Sachs Credit Partners L.P., as Joint Lead Arrangers, Citigroup Global Markets Inc, Goldman Sachs Credit Partners L.P., Barclays Capital and RBS Securities Corporation, as Joint Bookrunners

10.4	Third Supplemental Indenture, dated October 29, 2007, among Alltel Communications, Inc., Alltel Corporation and the Bank of New York Trust Company, N.A. to the Indenture, dated as of March 1, 1997 between 360 Communications Company and Citibank, N.A., as Trustee, as amended by the First Supplemental Indenture dated as of February 1, 1999 among 360 Communications Company, Alltel Corporation and Citibank, N.A., as Trustee and the Second Supplemental Indenture dated as of March 24, 2005 among Alltel Communications, Inc., Alltel Corporation and Citibank, N.A., as Trustee